EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-98213 and 333-98217) of ACLARA BioSciences, Inc. of our report dated March 15, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, CA

March 15, 2004